                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

           NASTECH ANNOUNCES FOURTH QUARTER AND 2003 FINANCIAL RESULTS

    -CASH AND INVESTMENTS GROWS 278% AND R&D SPEND GROWS 47% FROM PRIOR YEAR-

BOTHELL, WA, MARCH 10, 2004 -- Nastech Pharmaceutical Company Inc. (Nasdaq:
NSTK), today announced a net loss of $5.9 million, or $0.50 per share for the quarter ended December 31, 2003, compared to a net loss of $5.8 million, or $0.57 per share for the fourth quarter of 2002. Total revenue for the fourth quarter of 2003 was $911,000, a decrease of $846,000 from the fourth quarter of 2002. This decrease in revenue was partially offset by a $606,000 decrease in operating expenses. Comparing expenses in Q4-2003 to Q4-2002, research and development expense grew $2.3 million due to clinical trials and other expenditures in support of our R&D programs, general and administrative expense decreased $1.6 million and sales and marketing expense decreased $662,000.

Net loss for the full year 2003 was $2.1 million, or $0.20 per share, compared to a net loss of $13.5 million, or $1.34 per share, for 2002. For 2003, total revenue was $19.4 million compared to $8.9 million for 2002. The increase in revenue for 2003 resulted primarily from a divestiture agreement with Pharmacia under which Nastech reacquired all rights to Apomorphine Nasal Spray for Sexual Dysfunction, and thereby recognized $16.3 million in connection with the divestiture and collaboration agreements, compared to $7.4 million related to the collaboration agreement in the same period of 2002.

Nastech ended 2003 with $25.1 million in cash, cash equivalents and investments compared to $9.0 million at December 31, 2002.

"During 2003 and early 2004, we accelerated our most advanced and nearest-term commercialization opportunities, including Calcitonin Nasal Spray for osteoporosis, Apomorphine Nasal Spray for sexual dysfunction, and PYY Nasal Spray for obesity," stated Steven C. Quay, M.D., Ph.D., Chairman, President, and Chief Executive Officer. "The significant improvement in our working capital as compared to the end of 2002 will help us achieve our near-term operating goals for these important programs."

RECENT CORPORATE HIGHLIGHTS

    -   PYY 3-36 Nasal Spray for Obesity

In January 2004, Nastech initiated a Phase I-B dose-range finding study in overweight healthy subjects. Today, the Company announced the successful completion of this Phase I-B study. Results indicate that PYY significantly reduces appetite, and significantly reduces calorie intake both at the lunch meal 60 minutes after administration as well as for the entire 24-hour period. PYY administration was well tolerated, with an acceptable side effect profile. Detailed findings from this study will be discussed on today's conference call.

    -   Apomorphine Nasal Spray for Sexual Dysfunction

Today, Nastech announced that its Phase II Maximum Tolerated Dose clinical trial reached completion and the results identify a dose that is safe and well tolerated that is significantly above doses demonstrated in prior studies to produce efficacy in erectile dysfunction. The results of this study support moving forward with this sexual dysfunction clinical development program.

Detailed findings from this study will be discussed on today's conference call. Nastech will seek a commercialization partner for this program before commencing Phase 3 clinical trials.

    -   Calcitonin Nasal Spray for Osteoporosis

Nastech's ANDA filing was accepted for review by the FDA in February 2004. Nastech is seeking a commercialization partner for this product.

    -   Tight Junction and siRNA Technologies

In February 2004, Nastech received a world-wide, non-exclusive license to the Fire et al. patents and patent applications titled "Genetic Inhibition by Double-Stranded RNA" (including U.S. Patent # 6,506,559 B1) from the Carnegie Institute of Washington, D.C. Nastech is using small interfering RNA (siRNA) technology in its tight junction research and to develop therapeutics based upon siRNA technology. The Company will discuss its research programs in these areas on today's conference call.

CONFERENCE CALL INFORMATION
Dr. Steven C. Quay will host a conference call reviewing the Company's year-end financial results, product portfolio, including an update on the development progress of the Company's obesity, osteoporosis, and sexual dysfunction programs, and other business developments, on Wednesday, March 10th at 11:00 a.m. Eastern Time. To access the live call or the two-day archive via the Internet, log on to http://www.nastech.com. Please connect to the Company's website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. We advise turning off any pop-up blockers in order to access the call via the Internet. Telephone replay is available approximately two hours after the call through March 17, 2004. To access the replay, please call 800-428-6051 (U.S.) or 973-371-5319 (international). The conference ID number is 335861.

ABOUT NASTECH
Nastech Pharmaceutical Company Inc. is an emerging pharmaceutical company developing products based on applying our proprietary drug delivery technologies, with approximately 195 patents and applications filed. The Company is developing molecular biology based technologies for delivering both small and large molecule drugs by nasal administration, along with an extended release oral delivery technology. The Company's intranasal drug delivery technology may lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech is developing a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of male and female sexual dysfunction, obesity, pain management, osteoporosis, and multiple sclerosis. Additional information about Nastech is available at http://www.Nastech.com.

NASTECH SAFE HARBOR STATEMENT
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the ability of the Company to obtain additional funding; (ii) the ability of the Company to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the Company's and/or a partner's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (iv) the Company's and/or a partner's ability to obtain required governmental approvals, including product and patent approvals; and (v) the Company's and/or the Company's partner's ability to develop and commercialize products that can compete favorably with those of competitors. In addition, significant fluctuations in quarterly results may occur as a result of the timing of milestone payments, the recognition of revenue from Milestone payments and other sources not related to product sales to third parties, and the timing of costs and expenses related to the Company's research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions in such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events or circumstances, except as otherwise required by securities and other applicable laws.

                                      # # #

CONTACT:

Matthew D. Haines
Director, Corporate Communications
(212) 297-6198
mhaines@nastech.com

Burns McClellan
Aline Schimmel (Investors)
Kathy L. Jones, Ph.D. (Media)
(212) 213-0006

                                  TABLE FOLLOWS

NASTECH PHARMACEUTICAL COMPANY INC.
SELECTED FINANCIAL INFORMATION
Statement of Operations Data (in thousands, except per share amounts)

                                                    TWELVE MONTHS ENDED          QUARTER ENDED
                                                        DECEMBER 31,              DECEMBER 31,
                                                        (UNAUDITED)               (UNAUDITED)
                                                  ----------------------      ----------------------
                                                     2003         2002          2003         2002
                                                  --------      --------      --------      --------
Revenue:
   Product revenue, net .....................     $  1,805      $  1,408      $      8      $    916
    License and research fees ...............       17,635         7,515           903           841
                                                  --------      --------      --------      --------
     Total revenue ..........................       19,440         8,923           911         1,757
                                                  --------      --------      --------      --------

Operating expenses:

   Cost of product revenue ..................          498           289            63           133

   Research and development .................       17,097        11,622         5,141         2,860

   Sales and marketing ......................        2,377         1,863           262           924

   General and administrative ...............        5,679         8,138         1,378         2,938

   Restructuring charge .....................           --           595            --           595
                                                  --------      --------      --------      --------

     Total operating expenses ...............       25,651        22,507         6,844         7,450
                                                  --------      --------      --------      --------

Net loss from operations ....................       (6,211)      (13,584)       (5,933)       (5,693)

Gain on sale of intangible asset ............        4,236            --            --            --

Interest income .............................          227           278            71            48
Interest expense ............................         (393)         (162)          (55)         (149)
                                                  --------      --------      --------      --------
Net loss ....................................     $ (2,141)     $(13,468)     $ (5,917)     $ (5,794)
                                                  ========      ========      ========      ========
Net loss per common share - basic and diluted     $  (0.20)     $  (1.34)     $  (0.50)     $  (0.57)
                                                  ========      ========      ========      ========
Shares outstanding- basic and diluted .......       10,751        10,028        11,839        10,190
                                                  ========      ========      ========      ========


                                          DECEMBER 31,  DECEMBER 31,
BALANCE SHEET DATA                           2003          2002
                                           --------      --------
Cash and cash equivalents                  $ 16,792      $  9,021
Investments                                   8,289            --
Property, intangibles and other assets     $  6,057      $ 14,029
Total assets                               $ 31,138      $ 23,050
Working capital                            $ 14,766      $  3,342
Accumulated deficit                        $(54,844)     $(52,703)
Stockholders' equity                       $ 17,906      $  8,645